Exhibit 10.3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES OR SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE.

AMENDED AND RESTATED PROMISSORY NOTE

$5,372,250	April 2, 2021

THIS AMENDED AND RESTATED PROMISSORY NOTE (this “Note”) is made and entered as of April 2, 2021 (the “Effective Date”), by and between FTE Networks, Inc., a Nevada corporation, as maker (“FTE” or the “Company”) and Alex Szkaradek (the “Payee,” which term shall also apply to successors and assigns who become holders of this Note).

RECITALS

WHEREAS, the Company executed and delivered a promissory note dated as of December 30, 2019 for the benefit of Payee in the original principal amount of $4,875,000 (the “Original Note”) in connection with the purchase of certain real-estate assets owned and/or controlled by Payee;

WHEREAS, FTE has been unable to repay the Original Note within the time prescribed therein for reasons outside of its control;

WHEREAS, as of the Effective Date, the outstanding balance of principal and accrued cash interest due under the Original Note is FIVE MILLION THREE HUNDRED SEVENTY-TWO THOUSAND TWO HUNDRED AND FIFTY and 00/100 Dollars ($5,372,250) (the “Unpaid Note Balance”); and

WHEREAS, the Company and Payee wish to amend and restate the Original Note, it being the express intent of the parties hereto that no novation of the Unpaid Note Balance under the Original Note shall be deemed to have occurred by virtue of this Note, and that none is intended or implied. And to the extent that any rights, benefits or provisions in favor of Payee or Company existed in the Original Note, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the date of the Original Note.

NOW, THEREFORE, in consideration of the premises, the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows, as of the Effective Date:

FOR VALUE RECEIVED, the Company promises to pay to Payee the principal amount of FIVE MILLION THREE HUNDRED SEVENTY-TWO THOUSAND TWO HUNDRED AND FIFTY and 00/100 Dollars ($5,372,250) (the “Principal”), subject to adjustment pursuant to the terms and conditions hereunder, which shall be due and payable in full on the earliest to occur of (a) April 2, 2022 and (b) the date immediately preceding the date on which any indebtedness owed to Lateral Investment Management LLC (“Lateral”) (and affiliates) is repaid or matures (the “Maturity Date”).

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The Principal shall bear simple interest at twelve percent (12%) per annum (“Cash Interest”) beginning on the Effective Date. Cash Interest hereunder shall be due and payable on the Maturity Date. Interest shall be calculated on the basis of a 360-day year for the actual number of days in which any Principal, accrued but unpaid interest, or any other sum due from FTE to Payee pursuant to this Note remains outstanding. Collectively, all amounts payable from FTE to Payee under this Note, including, without limitation, Principal and accrued but unpaid interest, shall be hereinafter referred to as the “Indebtedness.” FTE may prepay all or any portion of the Indebtedness at any time, in whole or in part, without premium or penalty. All payments on account of the Indebtedness, including prepayments, if any, shall be applied first to Payee’s costs of collecting the Indebtedness, if any, then to accrued and unpaid interest and lastly to payment of outstanding Principal. Payments of the Indebtedness shall be delivered to Payee by wire transfer of immediately available funds to an account designated by Payee or such other method as Payee may designate in writing from time to time.

The Company shall have the right to set-off certain claims it may have against Payee against amounts otherwise payable under this Note as provided herein (each, an “Offset, and collectively, the “Offsets”). An Offset shall be for an amount paid to, or on behalf of the Payee from December 31, 2019 through the present date for personal expenditures, including, but not limited to, car leases, legal fees, amounts paid on behalf of Payee in satisfaction of Payee’s obligations under separate business agreements or venture(s) unrelated to the Company’s business, and any other liabilities that were not expressly assumed by the Company under the Vision Purchase Agreement as reflected in and according to the books and records of the Company and memorialized in a written statement executed by the Company’s CEO or interim CEO, as applicable, and provided to any Holder and which shall list each Offset, the respective dollar-for-dollar reductions to the Principal amount hereunder, including the date of such Offset.

Concurrently with any prepayment of the Note by the Company before the Maturity Date, or the full payment by the Company of the Note on or before the Maturity Date, the Company shall pay to Payee or any Holder an exit fee (the “Exit Fee”) in an amount equal to ten percent (10%) multiplied by any such amount so paid, including principal and accrued interest.

FTE hereby represents and warrants to Payee that (a) FTE is duly organized and validly existing, with all the requisite power and authority to execute, deliver and perform all of its obligations under this Note, (b) FTE’s obligations under this Note have been duly authorized and approved by all necessary actions, and (c) this Note constitutes a valid and binding obligation of FTE, enforceable against FTE in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

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The occurrence of any one of the following events shall constitute a default by FTE (an “Event of Default”) under this Note: (a) FTE fails to pay when and as required to be paid herein (i) any principal due under or in connection with this Note, (ii) any interest or any fee payable under or in connection with this Note, or (iii) any Exit Fee due hereunder, and such failure shall continue for a period of ten business days; (b) FTE fails to perform or observe any other covenant or agreement (not specified in subsection (a) above) contained in this Note or any other document executed in connection herewith or therewith on its part to be performed or observed and such failure continues for more than thirty business days; (c) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of FTE herein or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made in any material respect and such representation, warranty certification or statement shall not have been cured within thirty (30) business days; (d) FTE institutes or consents to the institution of any proceeding under any insolvency law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any insolvency law relating to any such person or to all or any material part of its property is instituted without the consent of such person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; (e) FTE becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or (f) this Note ceases to be in full force and effect.

Upon the occurrence and during the continuance of any Event of Default, Payee may declare all Indebtedness hereunder to be immediately due and payable and shall be entitled to exercise any and all of its rights and remedies under applicable law; provided that Payee shall not take any enforcement or collection actions for 60 calendar days following an Event of Default set forth in subsection (a) above..

FTE, for itself and for its successors and assigns, hereby irrevocably: (a) waives diligence, presentment and demand for payment, protest, notice, notice of protest and nonpayment, dishonor and notice of dishonor and all other demands or notices of any kind whatsoever and (b) agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the discretion of Payee without in any way affecting or diminishing FTE’s liability hereunder.

No delay in exercise of any right or remedy hereunder by Payee shall be deemed to be a waiver of any such right or remedy, nor shall the exercise of any right or remedy hereunder by Payee be deemed an election of remedies or a waiver of any other right or remedy. No waiver or limitation of any right or remedy hereunder by Payee shall be effective unless (and any such waiver or limitation shall be effective only to the extent) expressly set forth in a writing, signed and delivered by Payee to FTE. No amendment to this Note shall be effective unless expressed in a writing signed by Payee and FTE.

All notices or other communications hereunder shall be given in writing and shall be delivered personally or by messenger, transmitted via email, mailed, U.S. certified mail return receipt requested, or delivered by overnight courier service to the addresses of Payee and FTE set forth on the signature pages hereto, or such other address as any party hereto designates by written notice to the other party hereto, and shall be deemed to have been given upon delivery, if delivered personally or by messenger, upon confirmed receipt if transmitted by email, three (3) days after mailing, if sent by certified mail, or one (1) business day after delivery to the courier, if delivered by overnight courier service.

Time is hereby declared to be of the essence of this Note and of every part hereof.

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This Note shall be governed by, interpreted under and construed in accordance with the laws and decisions of the State of New York, without regards to conflicts of law. This Note shall inure to the benefit of Payee and its successors, assigns and legal representatives, and shall be binding upon FTE and its successors and assigns; provided that FTE shall not assign any of its rights or obligations under this Note without the prior written consent of Payee. This Note is freely transferable and assignable by the Payee or any Holder and without any consent of the Company. The Payee and any Holder may transfer and assign this Note in whole, or in increments of not less than Two Million Five Hundred Thousand Dollars ($2,500,000).

It is the intention of FTE and Payee to conform to applicable usury laws, if any. Accordingly, notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, it is agreed as follows: (i) the aggregate of all interest and any other charges constituting interest under applicable law and contracted for, chargeable, or receivable under this Note or otherwise in connection with the obligation evidenced hereby shall under no circumstances exceed the maximum amount of interest permitted by applicable law, if any, and any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall, at the option of FTE, be refunded to FTE or credited on the principal amount of this Note; and (ii) in the event that the entire unpaid balance of this Note is declared due and payable by Payee, then earned interest may never include more than the maximum amount permitted by applicable law, if any, and any unearned interest shall be cancelled automatically and, if therefore paid, shall at the option of FTE, either be refunded to FTE or credited, to the extent permitted by law, on the principal amount of this Note outstanding.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Note, the balance of which shall remain in and have its intended full force and effect; provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

FTE AND PAYEE IRREVOCABLY AGREE, AND HEREBY CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN NEW YORK, NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, LOCATED IN NEW YORK, NEW YORK, WITH REGARD TO ANY ACTIONS OR PROCEEDINGS ARISING FROM, RELATING TO OR IN CONNECTION WITH INDEBTEDNESS OR THIS NOTE. FTE AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY.

[Signature Page Follows]

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IN WITNESS WHEREOF, FTE has executed and delivered this Note to Payee as of the date first above written.

FTE NETWORKS, INC.,
as FTE

By:
Name:	Michael Beys
Title:	Interim Chief Executive Officer